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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 22, 2009

MARKWEST ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202
(Address of principal executive offices)

Registrant's telephone number, including area code: 303-925-9200

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement.

  Contribution Agreement

        On January 22, 2009, MarkWest Liberty Gas Gathering, L.L.C. ("MWE Liberty"), a wholly owned subsidiary of MarkWest Energy Partners, L.P. (the "Partnership"), together with MarkWest Liberty Midstream & Resources, L.L.C. ("MarkWest Liberty Midstream"), a newly-formed, wholly-owned subsidiary of the Partnership, and M&R MWE Liberty, LLC ("M&R"), an affiliate of NGP Midstream & Resources, L.P., a private equity firm focused on investments in selected areas of the energy infrastructure and natural resources sectors, each entered into a Contribution Agreement (the "Contribution Agreement") relating to a new joint venture arrangement. The joint venture arrangement will be operated through MarkWest Liberty Midstream, and will be dedicated to engaging in the natural gas midstream business in and around the Marcellus Shale formation in the state of Pennsylvania, and certain counties in West Virginia and Ohio. Pursuant to the Contribution Agreement, MWE Liberty and M&R have agreed to make certain capital contributions to MarkWest Liberty Midstream and to execute an Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") of MarkWest Liberty Midstream upon consummation of the transactions contemplated by the Contribution Agreement, in order to define the rights, obligations and relationship of MWE Liberty and M&R with respect to MarkWest Liberty Midstream.

        Under the terms of the Contribution Agreement and the LLC Agreement, MWE Liberty will make an initial contribution to MarkWest Liberty Midstream of its existing Marcellus Shale natural gas gathering and processing systems, plants and facilities having a value, at December 31, 2008, of approximately $100 million in exchange for a 60% membership interest in MarkWest Liberty Midstream, M&R will agree to contribute to MarkWest Liberty Midstream $200 million in cash in several installments throughout 2009 in return for a 40% membership interest in MarkWest Liberty Midstream, and MWE Liberty will agree to make additional capital contributions to MarkWest Liberty Midstream through a combination of reinvestment of cash distributions received from MarkWest Liberty Midstream and electing to contribute additional cash capital contributions in 2010 and 2011 on an as needed basis until the aggregate amounts of capital contributed to MarkWest Liberty Midstream by MWE Liberty and M&R are in the ratio of 60% and 40%, respectively (the date on which such ratio is achieved, the "Equalization Date"), which is expected to occur on or before the end of 2011. Prior to the Equalization Date, M&R will accrue a preferential return on the amount of capital that it has contributed to MarkWest Liberty Midstream that is in excess of a 40% interest in MarkWest Liberty Midstream, which accrued but unpaid will be paid upon M&R's disposition of its interests in the joint venture.

        Under the terms of the LLC Agreement, if M&R receives a return on its investment in MarkWest Liberty Midstream, through a transfer of its interest, through distributions of available cash, or upon the liquidation of MarkWest Liberty Midstream, that exceeds certain specified thresholds relating to its total investment in MarkWest Liberty Midstream, then MWE Liberty will receive a portion of the proceeds or distribution payable to M&R in excess of the specified thresholds.

        MarkWest Liberty Midstream will have the first right to elect to develop certain business opportunities in the geographic areas in which it will operate. MWE Liberty will serve as the operator of MarkWest Liberty Midstream, and, pursuant to a services agreement, an affiliate of MWE Liberty will provide all employees and services necessary for the daily operation and management of MarkWest Liberty Midstream's assets. Under the LLC Agreement, oversight of the business and affairs of MarkWest Liberty Midstream will be managed by a board of managers. The board of managers will initially consist of three managers designated by MWE Liberty and two managers designated by M&R. In addition, each of MWE Liberty and M&R will have consent rights with respect to certain specified material transactions involving MarkWest Liberty Midstream.

        Under the terms of the LLC Agreement, the amount of cash generated by MarkWest Liberty Midstream available for distribution will be allocated 60% to MWE Liberty and 40% to M&R prior to the Equalization Date and after the Equalization Date, allocated to each of MWE Liberty and M&R in accordance with their respective investment percentage interest in MarkWest Liberty Midstream. If the Equalization Date has not occurred by December 31, 2011, then M&R has the option of whether or not to require MWE Liberty to make an additional capital contribution to MarkWest Liberty Midstream sufficient to cause the Equalization Date to occur. After the Equalization Date, M&R will have the preferential right, but not the obligation, to maintain a 40% interest in MarkWest Liberty Midstream by funding its pro-rata percentage of any additional capital. In the event M&R elects not to exercise its preemptive right, its interest in MarkWest Liberty Midstream will be diluted.

        Under the terms of the LLC Agreement, prior to a specified date, M&R and MWE Liberty will be restricted from transferring their interests in MarkWest Liberty Midstream other than through certain permitted transfers to affiliates. After such date, transfers of interests in MarkWest Liberty Midstream by any member will be subject to a right of first offer in favor of the other members and transfers of interests by MWE Liberty will be subject to tag-along rights in favor of M&R and any other members.

        MWE Liberty has made customary and other representations, warranties, covenants and agreements in the Contribution Agreement and has agreed to provide certain indemnification rights for MarkWest Liberty Midstream and M&R. Consummation of the transactions contemplated by the Contribution Agreement is conditioned on the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Act of 1976, as amended, receipt of certain third party contractual consents and amendment of certain third party contracts and certain other closing conditions. The Partnership expects to close the transactions contemplated by the Contribution Agreement as promptly as practicable following the satisfaction of the closing conditions.

        The description of the Contribution Agreement and the LLC Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the text of such agreements, copies of which will be filed with the Securities and Exchange Commission within the applicable time period for such filings.

  Credit Agreement Amendment

        The description of the Credit Agreement Amendment described below under Item 2.03 is incorporated in this Item 1.01 by reference.

ITEM 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The Partnership, the Partnership's subsidiary guarantors, Royal Bank of Canada as Administrative Agent and Collateral Agent, and the lenders party thereto, including Barclays Bank, PLC, as a new lender, entered into an amendment to the Partnership's credit agreement dated January 28, 2009 (the "Credit Agreement Amendment"), facilitating the formation of the joint venture with M&R and expanding the borrowing capacity under the credit facility (the "Facility") by $85 million from the original credit agreement (entered into February 20, 2008) to a total capacity of $435 million. The accordion feature has been reset to its original $200 million amount. The term of the original credit agreement has been reduced by one year and will now be repayable by February 20, 2012. The Facility is guaranteed by all of the Partnership's wholly-owned subsidiaries, including MarkWest Hydrocarbon, Inc. (the "Corporation") and the Partnership's general partner, MarkWest Energy GP, L.L.C. (the "General Partner"), and is collateralized by substantially all of the Partnership's assets and those of its wholly-owned subsidiaries, including the Corporation and the General Partner. The borrowings under the Facility bear interest at a variable interest rate, plus basis points. As amended, the variable interest rate is typically based on the London Inter Bank Offering Rate (the "Eurodollar

Rate Loans"), which shall never be less than 2%; however, in certain borrowing circumstances the rate would be based on the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) a rate set by the Facility's administrative agent, based on the U.S. prime rate, and (c) the Eurodollar Rate, which shall never be less than 2% (the "Base Rate Loans"). Under the Credit Agreement Amendment, the basis points correspond to the Partnership's Total Leverage Ratio (which is the ratio of the Partnership's Consolidated Senior Debt to Adjusted Consolidated EBITDA (as such terms are defined in the Credit Agreement Amendment and the original credit agreement)), ranging from 1.50% to 2.25% for Base Rate loans, and 2.50% to 3.25% for Eurodollar Rate loans.

        Under the provisions of the Credit Agreement Amendment, the Partnership is to use commercially reasonable efforts to restrict certain activities of the business of MarkWest Liberty Midstream, including but not limited to, certain restrictions on its ability to grant liens on assets; incurrence of indebtedness, make or own certain investments; entry into derivative transactions other than in the ordinary course of business; and modification of certain provisions of its LLC Agreement or modifying certain rights and obligations thereunder. The Credit Agreement Amendment also contains certain customary representations and warranties regarding MarkWest Liberty Midstream.

        The Credit Agreement Amendment also modified the senior leverage ratio financial covenant requiring the Partnership to maintain a ratio of not more than 3.00 to 1.00 of consolidated senior debt to adjusted consolidated EBITDA for any fiscal quarter-end, unless such quarter-end occurs during any Acquisition Adjustment Period (as defined in the Credit Agreement Amendment and original credit agreement), in which case this ratio cannot be greater than 3.5 to 1.00. The Credit Agreement Amendment provides for adjustments to the calculations of certain of the financial covenants in the case of certain acquisitions or material projects.

        The commitment fee incurred by the Partnership on the unused portion of the Facility was also modified pursuant to the Credit Agreement Amendment to equal a rate between 37.5 and 50.0 basis points based upon the Partnership's Total Leverage Ratio.

        The description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the text of such agreement, a copy of which will be filed with the Securities and Exchange Commission within the applicable time period for such filing.

ITEM 7.01.    Regulation FD Disclosure.

        On January 27, 2009, the Partnership issued a press release relating to the transactions contemplated by the Contribution Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

        On January 26, 2009, the Board of Directors of the General Partner of the Partnership declared the Partnership's quarterly cash distribution of $0.64 per common unit for the fourth quarter of 2008, for an implied annual rate of $2.56 per common unit. The fourth quarter distribution is payable February 13, 2009, to unitholders of record on February 6, 2009. The ex-dividend date is February 4, 2009. On January 26, 2009, the Partnership issued a press release relating to the fourth quarter distribution. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

        In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Cautionary Statements

        This filing includes "forward-looking statements." All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K, as amended, for the year ended December 31, 2007, and our Form 10-Q for the nine month period ended September 30, 2008, each as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading "Risk Factors." We do not undertake any duty to update any forward-looking statement except as required by law.

ITEM 9.01.    Financial Statements and Exhibits

  (d)
  Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 27, 2009, announcing Marcellus Shale joint venture.
99.2	Press Release dated January 27, 2009, announcing fourth quarter 2008 cash distribution.

 SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)
	By:	MarkWest Energy G.P., L.L.C., Its General Partner
Date: January 28, 2009	By:	/s/ NANCY K. BUESE Nancy K. Buese Senior Vice President and Chief Financial Officer

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  ITEM 1.01. Entry into a Material Definitive Agreement.
  ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  ITEM 7.01. Regulation FD Disclosure.
  ITEM 9.01. Financial Statements and Exhibits
SIGNATURE